UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On September 14, 2005, Navarre Corporation (the “Company”) announced that Cary L. Deacon, currently the Company’s President and Chief Operating Officer, will succeed Eric H. Paulson as the Company’s Chief Executive Officer, effective January 1, 2007. Mr. Paulson shall continue as Executive Chairman of the Board of Directors of the Company. Concurrent with this announcement, the Company issued a press release entitled “Cary Deacon to Succeed Eric Paulson as Chief Executive Officer at Navarre” a copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.
     Deacon, age 54, was named President and Chief Operating Officer of the Company in August 2005. He joined the company in September 2002 and has held a variety of positions, including Corporate Relations Officer, Chief Operating Officer Publishing, and President and Chief Operating Officer.
     The Company anticipates entering into an amended and restated employment agreement with Mr. Deacon in the near future. Mr. Paulson’s employment agreement expires pursuant to its terms on March 31, 2007.
     The information contained in Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits
     On September 14, 2006, the Company issued a press release that is attached hereto as Exhibit 99.1. This press release announces the January 1, 2007 appointment of Cary L. Deacon as the Company’s Chief Executive Officer as is described above in Item 7.01 to this current report.
     (c) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	September 14, 2006 press release issued by Navarre Corporation announcing the January 1, 2007 appointment of Cary L. Deacon as the Company’s Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION

Dated: September 14, 2006	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	September 14, 2006 press release issued by Navarre Corporation announcing the January 1, 2007 appointment of Cary L. Deacon as the Company’s Chief Executive Officer.